SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 13, 1997
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                             Newcor, Inc.
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        (Exact name of registrant as specified in its charter)



   Delaware                1-5985                38-0865770
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(State or other         (Commission            (IRS Employer
 jurisdiction)           File Number)        Identification No.)



1825 S. Woodward Avenue, Suite 240, Bloomfield Hills, MI    48302
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(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code (810) 253-2400
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(Former name or former address, if changed since last report)
ITEM 5     OTHER EVENTS
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On January 13, 1997, Newcor, Inc. (the Company) purchased for cash the common stock of Plastronics Plus, Inc. (Plastronics).
The purchase price was approximately $8 million and was determined by arms-length negotiations between unrelated parties.
Financing for the purchase was obtained through the Company's existing line of credit facility.

Plastronics is a leading custom plastic injection molding company whose prinicpal market is the automotive industry.
Newcor intends to continue employing these assets in the same lines of business.

This acquisition does not meet the significant subsidiary test of Rule 1-02(w) of Regulation S-X.

                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                 Newcor, Inc.
                                                 ------------
                                                 (Registrant)

Date    January 27, 1997                     /s/ John Garber
        ----------------                     John Garber
                                             Vice President-Finance